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                                                                      EXHIBIT 21

                                MGM GRAND, INC.

                             LIST OF SUBSIDIARIES

                               DECEMBER 31, 1998

                                                                     STATE OF
                               NAME                               INCORPORATION
                      -------------------------------             -------------
PARENT                MGM Grand, Inc.                            Delaware

SUBSIDIARIES:         MGM Grand Hotel, Inc.                      Nevada
                      Destron, Inc.                              Nevada
                      MGM Grand Australia Pty, Ltd.              Australia
                      MGM Grand Merchandising, Inc.              Nevada
                      MGM Grand Monorail, Inc.                   Nevada
                      MGM Grand Atlantic City, Inc.              New Jersey
                      MGM Grand Development, Inc.                Nevada
                      MGM Grand Detroit, Inc.                    Delaware
                      MGM Grand Detroit, LLC                     Delaware
                      MGM Dist., Inc.                            Nevada
                      MGM Grand Diamond, Inc.                    Nevada
                      MGM Grand Acquisition Corp.                Nevada
                      Primadonna Resorts, Inc.                   Nevada
                      New York-New York Hotel and Casino, LLC    Nevada